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                                                                      Exhibit E1


                            EMPLOYMENT AGREEMENT

    This employment agreement (the "Agreement") is made and entered into this 30th day of April, 1996, by and among U S A Skate Co., Inc., a New York corporation ("Employer"), and Warren Amendola, Sr., an individual residing in the State of New York ("Employee").

    A. Employee has acted as one of the principals of the Employer, and possesses intimate knowledge and expertise about all aspects of the business and operations of the Employer.

    B. The Employer desires to enter into an employment agreement with Employee in order to assure access to his unique expertise and experience, and Employee is willing to enter into such an employment agreement, all on the terms and subject to the conditions hereinafter set forth.

    NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

    1. EMPLOYMENT. The Employer hereby agrees to employ Employee as Executive Vice President of the Employer, and Employee hereby accepts employment from the Employer, for a period of one year, commencing on the date hereof and terminating on April ___, 1997, to perform such duties as may be assigned to him by the Employer or as the Board of Directors or the President of the Employer may designate; provided, however, that such duties will be performed from the Employer's offices in Long Island, New York, and shall not be inconsistent with those previously performed by him. Employee represents and warrants to the Employer that he is free to enter into and fully perform this Agreement.

    2.   AMOUNT OF TIME SPENT ON DUTIES.   During the term of this Agreement,
Employee shall devote substantially all of his business time and effort to the fulfillment of his employment duties hereunder. Employee shall not, during the term of this Agreement, engage in any other business activity without the prior written consent of the Employer.

    3. SALARY; BENEFITS. Employee shall be paid an annual salary of $90,000.00, payable in accordance with the customary payroll practices of the Employer, and shall be entitled to such benefits as may be offered to comparable employees of the Employer or its subsidiaries. Employee shall be furnished with an automobile of his choosing for his business use and lease payments and insurance shall be paid by the Employer. Employer shall furnish health insurance benefits at least equal to those previously received by Employee from Employer. Such salary and


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other benefits shall be prorated  with respect to any month during which the
Employee is employed by the Employer for less than a full month.

    4.   NON-DISCLOSURE.

         (a) Employee recognizes and acknowledges that the information, product information, prospects, and business of the Employer and its subsidiary, Les Equipements Sportifs Davtec, Inc. ("Davtec"), USA Skate Corporation ("USA Skate") and all future subsidiaries of the Employer, Davtec and USA Skate (collectively, the "Company") which are not generally known to the public or trade and all trade secrets or other secret or confidential information relating to the Company's businesses as they may exist from time to time (collectively, the "Confidential Information") are valuable, special and unique assets of the Company. Therefore, Employee will:

              (i) Hold in strictest confidence and not disclose, reproduce, publish or use in any manner, without the express authorization of the appropriate Board of Directors, any Confidential Information, except as such disclosure or use may be required in connection with his services provided under this Agreement.

              (ii) Upon request and, in any event, upon termination of Employee's engagement under this Agreement, Employee will deliver to the Company, and not keep or deliver to anyone else, any and all Confidential Information and all notes, memoranda, documents and, in general, any and all material relating to the Company's businesses, without retaining any copies thereof.

              (iii) In the event of a breach or threatened breach by Employee of the provisions of this Section 4, the Company shall be entitled to a restraining order or an injunction restraining Employee from disclosing, in whole or in part, any Confidential Information or from rendering any services to any person, firm, corporation, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or requiring that Employee deliver to the Company all Confidential Information, documents, notes, memoranda and any and all discoveries or other material upon termination of his engagement hereunder. Nothing herein shall be construed as prohibiting the Company from pursuing other remedies available to the Company for any breach or threatened breach of this provision by Employee, including without limitation the recovery of monetary damages, but not by way of delay, offset or credit against any of the obligations to be paid or performed by the Company for the benefit of Employee under Section 3 hereof.

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         (b)  Notwithstanding anything herein to the contrary, if an Event of
Default shall occur under and pursuant to Sections 10.1(a) or 10.1(f) of the License Agreement dated of even date herewith, between Amendola, as Licensor, and USA Skate, as Licensee, all of the covenants and agreements in Section 4(a) shall terminate and be of no further force and effect.

    5.   TERMINATION.

         (a)  Employee's employment hereunder will terminate automatically
(i) upon Employee's death or (ii) upon Employee becoming physically or mentally disabled, whether totally or partially, so that he is prevented from performing the duties assigned to him pursuant to this Agreement at the time of the disability for a period of three consecutive months or for shorter periods resulting from the same disability aggregating three months in any twelve-month period.

         (b) Employer may terminate Employee's employment hereunder for "cause." Termination for "cause" means termination by the Employer because of Employee's gross negligence, proven dishonesty, willful breach of this Agreement or violation of any reasonable rule or regulation of the Employer, the violation of which results in significant damage to the Employer and with respect to which, except in the case of dishonesty, the Employee fails to make reasonable efforts to correct in a reasonable time after written notice of such violation.

         (c) Upon termination of this Agreement, Employee shall not be entitled to any further compensation.

    6. SURVIVABILITY. The provisions of Section 4 shall survive expiration or any termination of this Agreement.

    7. WAIVER. The waiver by the Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

    8. NOTICES. Any and all notices or service of process required or permitted hereunder shall be in writing given as follows:

    IF TO THE EMPLOYEE:

    Warren Amendola, Sr.
    22 Mallard Cove
    Centerport, NY  11721

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    IF TO THE EMPLOYER:

    U S A Skate Co., Inc.
    c/o USA Skate Corporation
    8102 White Horse Road
    Greenville, South Carolina  29611
    Attn: President
    Tel: (864) 294-5370/Fax: (864) 294-5235

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any Party may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy or telex. Any Party may change the address to which notices, service of process, requests, demands, claims or other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth herein.

    9. GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York.

    10.  ENTIRE AGREEMENT; AMENDMENT.

         (a) This Agreement contains the entire Agreement of the parties with regard to the subject matter hereof and supersedes any and all prior oral or written understandings and agreements between them. This Agreement may be amended or modified only by an agreement in writing signed by both parties.

         (b) The parties acknowledge that the Employee has entered into a separate Consulting and Non-Competition Agreement with California Pro Sports, Inc. and USA Skate Corporation. Nothing in this Agreement shall modify or prejudice the rights of Employee under such Consulting and Non-Competition Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       U S A SKATE CO., INC.


                                       By _____________________________
                                          Michael S. Casazza, President


                                       ________________________________
                                       Warren Amendola, Sr., Employee

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